Exhibit 99.1

Icahn Enterprises L.P. Intends to Offer New Senior Notes

(New York, New York, November 30, 2017) – Icahn Enterprises L.P. (NASDAQ: IEP) – Icahn Enterprises L.P. (“Icahn Enterprises”) announced today that it, together with Icahn Enterprises Finance Corp. (together with Icahn Enterprises, the “Issuers”), intends to commence an offering of $1.26 billion in aggregate principal amount of additional 6.250% Senior Notes due 2022 (the “2022 Notes”), additional 6.750% Senior Notes due 2024 (the “2024 Notes) and new Senior Notes due 2025 (the “2025 Notes” and, together with the 2022 Notes and the 2024 Notes, the “Notes”) for issuance in a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”). The 2022 Notes and 2024 Notes will be issued under the indenture dated as of January 18, 2017 by and among the Issuers, Icahn Enterprises Holdings L.P., as guarantor, and Wilmington Trust, National Association, as trustee. The 2025 Notes will be issued under an indenture to be dated the issue date of the 2025 Notes by and among the Issuers, Icahn Enterprises Holdings L.P., as guarantor, and Wilmington Trust, National Association, as trustee. The Notes will be guaranteed by Icahn Enterprises Holdings L.P. The proceeds from the Notes offering will be used to redeem all of the Issuers’ existing 4.875% Senior Notes due 2019 and pay related fees and expenses. There can be no assurance that the issuance and sale of any debt securities of the Issuers or the redemption of the Issuers’ 4.875% Senior Notes due 2019 will be consummated.

The Notes and related guarantee are being offered only (1) in the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and (2) outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and related guarantee have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Issuers.

About Icahn Enterprises L.P.

Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Mining, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the funds we manage, losses in the funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our mining operations, including the volatility of the global price of iron ore and global demand levels for iron ore; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Contact:

Investor Contact:

SungHwan Cho

Chief Financial Officer

(212) 702-4300